Exhibit 8.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE NEW YORK 10036-6522	FIRM/AFFILIATE OFFICES

TEL: (212) 735-3000	BOSTON
FAX: (212) 735-2000	CHICAGO
www.skadden.com	HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
February 17, 2012	BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SHANGHAI
SINGAPORE
SYDNEY
AdChina Ltd.	TOKYO
20/F, Media Zone Jing An	TORONTO
No. 211 Shi Men Yi Road, Shanghai 200041	VIENNA

People’s Republic of China

Re:          American Depositary Shares of AdChina Ltd. (the “Company”)

Ladies and Gentlemen:

You have requested our opinion concerning the statements in the Registration Statement (as described below) under the caption “Taxation—Material United States Federal Income Tax Considerations” in connection with the public offering on the date hereof of certain American Depositary Shares (“ADSs”), each of which represents Class A ordinary shares, par value $0.00005 per share, of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 18, 2011 (the “Registration Statement”).

This opinion is being furnished to you pursuant to section 8.2 of Exhibit Index of the Registration Statement.

In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following:

(a)                                  the Registration Statement; and

(b)                                 such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records (as identified in clauses (a) and (b) of the immediately preceding paragraph).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.  We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect).  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that the opinion expressed herein will be accepted by the U.S. Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that, under current U.S. federal income tax law, although the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax considerations of the purchase, ownership and disposition of ADSs to U.S. Holders (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of the ADSs that are anticipated to be material to U.S. Holders who purchase the ADSs pursuant to the Registration Statement, subject to the qualifications set forth in such discussion and, to the extent that it sets forth specific legal conclusion under United States federal income tax law, except as otherwise provided therein, it represents our opinion.

Except as set forth above, we express no other opinion.  This opinion is furnished to you in connection with the sale of the securities.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP